Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT is made as of February 1, 2012 (the “Fifth Amendment to Credit Agreement,” or this “Amendment”), among Diodes Incorporated, a Delaware corporation, Diodes Zetex Limited, a United Kingdom corporation (collectively, “Borrowers”), Diodes International B.V., a Netherlands corporation (“International”), and Bank of America, N.A. (“Lender”).

R E C I T A L S

A. Borrowers and Lender are parties to that certain Credit Agreement dated as of November 25, 2009, as modified pursuant to the terms of that certain letter dated as of March 31, 2010 from Lender to Borrowers and as modified by a First Amendment to Credit Agreement dated as of July 16, 2010, a Second Amendment to Credit Agreement dated as of November 24, 2010, a Third Amendment to Credit Agreement dated as of February 9, 2011, and a Fourth Amendment to Credit Agreement dated as of November 23, 2011 (the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement to, among other things, extend a term loan to International as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Fifth Amendment to Credit Agreement, as the same shall hereafter be amended from time to time. In addition, the following term has the meaning set forth below:

“Effective Date” means February 1, 2012.

2. Amendments to Original Credit Agreement. (a) As of the Effective Date, the following definitions set forth in Section 1.01 of the Original Credit Agreement shall be amended as follows:

(i) “Borrower” and “Borrowers” means each Original Borrower and the Term Borrower.

(ii) “Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Lender from time to time), as determined for each banking day at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by Lender to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Lender and with a term equivalent to such Interest Period would be offered by Lender’s London Branch (or other Lender branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

(iii) “Loan” means an extension of credit by Lender to a Borrower under Article II in the form of a Committed Loan, an Uncommitted Loan or a Term Loan.

(iv) “Loan Parties” means, collectively, each Borrower, including the Term Borrower, each Subsidiary Guarantor and Diodes Zetex Semiconductors Limited.

(v) “Maturity Date” means (a) with respect to the Committed Note and Uncommitted Note, January 17, 2013, and (b) with respect to the Term Note, January 17, 2015; provided, however, that if either such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(vi) “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

(vii) “Responsible Officer” means the chief executive officer, president or chief financial officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. With respect to a Loan Party organized under the laws of the Netherlands, a “Responsible Officer” means a person who is authorized to represent that Loan Party.

(b) As of the Effective Date, Section 1.01 of the Original Credit Agreement shall be amended by deleting the definition of “Fixed Charge Coverage Ratio” in its entirety.

(c) As of the Effective Date, Section 1.01 of the Original Credit Agreement is hereby amended to add the following new definitions thereto:

(i) “EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, and amortization.

(ii) “Fifth Amendment Effective Date” means February 1, 2012.

(iii) “FSA” means the Dutch Financial Supervision Act (Wet op het financieel toezicht), as amended from time to time.

(iv) “Funded Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term liabilities.

(v) “Funded Debt to EBITDA Ratio” means the ratio of (a) Funded Debt to (b) EBITDA.

(vi) “Interest Coverage Ratio” means the ratio of (a) EBITDA to (b) interest expense on all Indebtedness.

(vii) “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date 30, 60 or 90 days thereafter, as selected by any Borrower in its Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

(viii) “Original Borrower” and “Original Borrowers” each has the meaning specified in the introductory paragraph hereto.

(ix) “Term Borrowing” means a borrowing of Term Loans of the same type and in the same currency.

(x) “Term Borrower” has the meaning specified in the introductory paragraph to the Credit Agreement, as amended.

(xi) “Term Loan” has the meaning specified in Section 2.04B.

(xii) “Term Note” has the meaning specified in Section 2.04B.

(d) As of the Effective Date, the introductory paragraph of the Original Credit Agreement is amended and restated in its entirety as follows:

(i) “This CREDIT AGREEMENT (“Agreement”) is entered into as of November 25, 2009, among DIODES INCORPORATED, a Delaware corporation (“Company”), DIODES ZETEX LIMITED, a United Kingdom corporation (together with Company, the “Original Borrowers” and, each an “Original Borrower”), and following the Fifth Amendment Effective Date, DIODES INTERNATIONAL B.V., a besloten vennootschap met beperkte aansprakelijkheid (the “Term Borrower”), and BANK OF AMERICA, N.A., (“Lender”).”

(e) As of the Effective Date, Articles 2.01 and 2.02 of the Original Credit Agreement are amended and restated in their entirety as follows:

“2.01 Committed Loans. Subject to the terms and conditions set forth herein, Lender agrees to make loans (each such loan, a “Committed Loan”) to the Original Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Commitment, and (ii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Original Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02	Borrowings and Conversions of Committed Loans.

(a) Each Committed Borrowing and each conversion of Committed Loans from one Type to the other shall be made upon an Original Borrower’s irrevocable notice to Lender. Each such notice must be received by Lender not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of or conversion to Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each notice by an Original Borrower pursuant to this Section 2.02(a) must be evidenced by a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Original Borrower. Each Borrowing of or conversion to Eurocurrency Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice shall specify (i) whether such Original Borrower is requesting a Committed Borrowing or a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Loans, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed or converted, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) the currency of the Committed Loans to be borrowed, and (vi) if applicable, the duration of the Interest Period with respect thereto. If an Original Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If an Original Borrower fails to specify a Type of Committed Loan in a Loan Notice or if an Original Borrower fails to give a timely notice requesting a conversion, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of

Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of 30 days. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of thirty days. No Committed Loan may be converted into a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b) Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Lender shall make all funds so received available to Company or the other applicable Original Borrower in like funds as received by Lender either by (i) crediting the account of such Original Borrower on the books of Lender with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Lender by an Original Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by an Original Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Original Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of Lender, and Lender may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) Lender shall promptly notify Original Borrowers of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Lender shall notify Original Borrowers of any change in Lender’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

(f) During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of Lender.”

(f) As of the Effective Date, Article 2 of the Original Credit Agreement is amended by adding new Section 2.04B to read in its entirety as follows:

“2.04B	Term Loan.

(a) Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the sum of $40,000,000 in the form of a term loan (the “Term Loan”). Lender agrees to make the Term Loan to the Term Borrower in a single advance on or about January     , 2012, subject to and in accordance with the other terms and provisions of this Agreement. The Term Loan is not a revolving credit facility, and any amount repaid may not be reborrowed. Lender confirms that it is a professional market party within the meaning of the FSA.

(b) The proceeds of the Term Loan may be used for general corporate purposes, financing temporary cash shortness, capital expenditures and to pay fees and expenses in connection therewith.

(c) The obligation of the Term Borrower to repay the Term Loan shall be evidenced by the Term Note which shall be (a) payable on or before the Maturity Date, and (b) entitled to the benefits of this Agreement and the security provided for herein.

(g) As of the Effective Date, Section 2.08(a) of the Original Credit Agreement is amended and restated in its entirety to read in its entirety as follows:

“2.08 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Eurocurrency Rate plus two and one-half percent (2.50%) per annum; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus one half of one percent (0.50%) per annum; (iii) each Uncommitted Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum determined by Lender; and (iv) each Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Eurocurrency Rate plus one and one-quarter percent (1.25%) per annum.”

(h) As of the Effective Date, Section 7.01 of the Original Credit Agreement is hereby amended to add the following new section (j) thereto:

“(j) Liens arising under Article 24 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions.”

(i) As of the Effective Date, Section 7.03(h) of the Original Credit Agreement is amended and restated in its entirety to read in its entirety as follows:

“(h) Indebtedness of Subsidiaries organized under the laws of a jurisdiction in Asia in an aggregate amount not to exceed $50,000,000.”

(j) As of the Effective Date, the final paragraph of Section 4.02 of the Original Credit Agreement is amended and restated in its entirety to read in its entirety as follows:

“Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Committed Loans to the other Type) submitted by Company or the Term Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.”

(k) As of the Effective Date, Section 7.11 of the Original Credit Agreement is amended and restated in its entirety to read as follows:

“(a) Quick Ratio. Company shall maintain on a consolidated basis a Quick Ratio of not less than 1.50 to 1.0.

(b) Interest Coverage Ratio. Company shall maintain on a consolidated basis an Interest Coverage Ratio of at least 3.0 to 1.0.

(c) Funded Debt to EBITDA Ratio: Company shall maintain on a consolidated basis a Funded Debt to EBITDA Ratio not exceeding 2.50 to 1.0.”

(l) As of the Effective Date, Section 9.06 of the Original Credit Agreement is hereby amended to add the following new section (g) thereto:

“(g) Any assignment of a Loan to the Term Borrower, to any Eligible Assignee or Participant which has not previously extended any Loan to the Term Borrower shall be in an amount of at least EUR 100,000 or, if it is less, such Eligible Assignee or Participant shall confirm in writing to the Term Borrower that it is a professional market party within the meaning of the FSA.”

(m) As of the Effective Date, Exhibit A of the Original Credit Agreement entitled “Loan Notice” is replaced with Annex I attached hereto.

(n) As of the Effective Date, Exhibit D of the Original Credit Agreement entitled “Form of Compliance Certificate” is replaced with Annex II attached hereto.

(o) As of the Effective Date, a new Exhibit E entitled “Form of Term Note” in the form of Annex III attached hereto is made a part of the Original Credit Agreement.

3. Conditions Precedent. The transactions contemplated by this Fifth Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of Lender, unless waived in writing by Lender:

(a) Fifth Amendment. This Fifth Amendment shall be in full force and effect and shall have been acknowledged and agreed to by the Guarantors that will remain liable for the Obligations following execution by Lender of this Fifth Amendment.

(b) Term Note. The Term Note by International payable to the order of Lender, dated as of even date herewith, in the original principal amount of $40,000,000, shall be executed by International and delivered to Lender.

(c) Term Loan Guaranty. The Unconditional Guaranty of the Term Loan executed by Diodes Incorporated in favor of Lender, dated as of even date herewith, shall be delivered to Lender.

(d) Pledge Agreement. The Pledge Agreement dated of even date herewith executed by Diodes Incorporated pursuant to which it pledges 65% of the Equity Interests in International, along with the corresponding Deed of Disclosed Pledge over Registered Shares, shall be delivered to Lender.

(e) Legal Opinion. International shall have delivered to Lender a legal opinion from Dutch counsel to International in form and substance satisfactory to Lender.

(f) Security Agreement Confirmation Letters. Each of Diodes Incorporated, Diodes Fabtech, Inc. and Diodes Investment Company shall have delivered to Lender a letter confirming that its respective Security Agreement in favor of Lender continues to secure all of the Obligations of Borrowers and International, including, without limitation, those evidenced by this Amendment.

4. Certain Representations. Each Borrower and International represents and warrants that, as of the Effective Date: (a) each Loan Party has full power and authority to execute this Amendment, and this Amendment executed by each Loan Party constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (b) each Security Document remains in full force and effect; and (c) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by each Loan Party thereof except for the approvals, consents, and authorizations, which have been duly obtained, taken, given, or made and are in full force and effect. In addition, each Borrower represents that all representations and warranties contained in the Original Credit Agreement are true and correct in all material respects on and as of the Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

5. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Lender now has or may have in the future under or in connection with the Original Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

7. Representation of Term Borrower. If the Term Borrower is represented by an attorney in connection with the signing and/or execution of this Amendment or any other Loan Document it is hereby expressly acknowledged and accepted by the other parties to this Amendment that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

8. Incorporation of Certain Provisions by Reference. The provisions of Section 9.13 of the Original Credit Agreement captioned “Governing Law; Jurisdiction; Etc.” and the provisions of Section 9.14 of the Original Credit Agreement captioned “Dispute Resolution Provision” are incorporated herein by reference for all purposes.

9. Entirety and Etc. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Blank; Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Charles E. Dale
Charles E. Dale
Senior Vice President

BORROWERS:

DIODES INCORPORATED

By:	/s/ Richard D. White
Richard Dallas White
Chief Financial Officer, Treasurer and Secretary

DIODES ZETEX LIMITED

By:	/s/ Richard D. White
Richard Dallas White
Director

INTERNATIONAL:

DIODES INTERNATIONAL B.V.

By:	/s/ Richard D. White
Richard Dallas White
Managing Director A

By:	/s/ Eveline Sonja van Dalen
Eveline Sonja van Dalen
Managing Director B

The terms of this Amendment are acknowledged and agreed to by Diodes Zetex Semiconductors Limited and the following Subsidiary Guarantors.

DIODES ZETEX SEMICONDUCTORS LIMITED

By:	/s/ Richard D. White
Richard Dallas White
Director

SUBSIDIARY GUARANTORS:

DIODES FABTECH, INC.

By:	/s/ Richard D. White
Richard Dallas White
Director

DIODES INVESTMENT COMPANY

By:	/s/ Richard D. White
Richard Dallas White
Director

ANNEX I

Form of Loan Notice

ANNEX II

Form of Compliance Certificate

ANNEX III

Form of Term Note